DAKA INTERNATIONAL, INC.
                               One Corporate Place
                                55 Ferncroft Road
                             Danvers, Massachusetts
                                 (508) 774-9115
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held On December 4, 1996


         The Annual Meeting of Stockholders of DAKA International, Inc. (the "Company") will be held at the Tara Hotel, 50 Ferncroft Road, Danvers, Massachusetts on Wednesday, December 4, 1996, at 10:00 a.m., local time, for the following purposes:

1.       To elect two Class II Directors of the Company;

2. To consider and approve the DAKA International, Inc. Employee Stock Purchase Plan; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only stockholders of record at the close of business on October 28, 1996 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.

         We hope you will be represented at the meeting by signing and returning the enclosed proxy card in the accompanying envelope as promptly as possible, whether or not you expect to be present in person. The vote of every stockholder is important and the Board of Directors of the Company appreciates the cooperation of stockholders in promptly returning proxies in order to help limit expenses incidental to proxy solicitation.

                                              By Order of the Board of Directors


                                                     CHARLES W. REDEPENNING, JR.
                                                             Secretary
Danvers, Massachusetts
October 28, 1996

                            DAKA INTERNATIONAL, INC.

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                December 4, 1996


         The enclosed proxy is solicited by the Board of Directors of DAKA International, Inc., a Delaware corporation (the "Company or "DAKA"), from the holders of shares of the Company's common stock, par value $.01 per share
("Common Stock"), and Series A Preferred Stock, par value $.01 per share ("Series A Preferred Stock"), to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Tara Hotel, 50 Ferncroft Road, Danvers, Massachusetts on Wednesday, December 4, 1996 at 10:00 a.m., local time, and at any adjournment thereof. This Proxy Statement and the enclosed Form of Proxy will be mailed to the Company's stockholders on or about October 31, 1996.

         The Company's principal executive office is located at One Corporate Place, 55 Ferncroft Road, Danvers, Massachusetts 01923-4001. The Company's telephone number at its principal executive office is (508) 744-9115.


                               VOTING AND PROXIES

         Only holders of shares of Common Stock or Series A Preferred Stock of record at the close of business on October 28, 1996 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. On such date, the Company had outstanding 11,129,058 shares of Common Stock, each of which is entitled to one vote on each matter submitted to a vote of stockholders, and 11,912 shares of Series A Preferred Stock, convertible into 264,684 shares of Common Stock, each of which is entitled to one vote on each matter submitted to a vote of the stockholders for each share of Common Stock issuable upon conversion of the Series A Preferred Stock at the time the vote is taken.

         Pursuant to the Company's By-laws, the presence, in person or by proxy, of at least a majority of the total number of outstanding shares of capital stock of the Company issued and outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at the Company's Annual Meeting. Abstentions, votes withheld with respect to director nominees and "broker non-votes" (i.e. shares represented at the Annual Meeting held by brokers or nominees with respect to which instructions have not been received from beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power to vote such shares) shall be treated as shares that are present and entitled to vote for purposes of determining whether a quorum is present. With respect to the election of directors, the Company's By-laws provide that such election shall be determined by a plurality of the votes cast by stockholders, and thus shares represented by a proxy that withholds authority to vote for the Board of Directors' nominee and broker non-votes will have no effect on the outcome. With respect to the DAKA International, Inc. Employee Stock Purchase Plan, the Company's By-laws provide that such plan shall be approved by the affirmative vote of a majority of the shares of capital stock present or represented and entitled to vote at the Annual Meeting, and thus abstentions and broker non-votes will have the effect of votes cast against the proposal.

         The Board of Directors recommends that all stockholders vote FOR the election to the Board of Directors of the nominees named in this proxy statement and FOR the approval of the DAKA International, Inc. Employee Stock Purchase Plan. Properly executed proxies will be voted in accordance with the directions indicated thereon. If no direction is indicated thereon, the shares will be voted: (1) FOR the election to the Board of Directors of the nominees named in this proxy statement; (2) FOR the approval of the Employee Stock Purchase Plan; and (3) in the discretion of the persons named as proxies, upon such other matters as may properly come before the Annual Meeting.

         Any stockholder giving a proxy has the power to revoke such proxy at any time before it is voted by appearing and voting in person at the Annual Meeting, by delivering a later-dated proxy, or by delivering to the Secretary of the Company a written revocation of such proxy prior to the exercise of such proxy.


                      PRINCIPAL AND MANAGEMENT STOCKHOLDERS

         The following table sets forth certain information, as of October 22, 1996, with respect to each person known by DAKA to be the beneficial owner of more than 5% of any class of the voting stock of DAKA, each director of DAKA, executive officers included in the Summary Compensation Table below, and all directors and executive officers of DAKA as a group:

                                                                                   Beneficial Ownership
                                                                                   --------------------
                                                                                                Percentage
      Name and Address of                                                   Number of       Common       Voting
       Beneficial Owner                                                     Shares(1)        Stock      Stock(2)
       ----------------                                                     ---------        -----      --------
William H. Baumhauer(3)...........................................      187,000(4)            1.7%        1.6%
Allen R. Maxwell(3)...............................................      392,766(5)            3.5         3.4
Dean P. Vlahos(6).................................................      847,014               7.6         7.4
E.L. Cox(7).......................................................        7,000(8)             *           *
Erline Belton(9)..................................................        5,000(10)            *           *
Alan D. Schwartz(11)..............................................        8,500(12)            *           *
Joseph W. O'Donnell(13)...........................................        1,900                *           *
David G. Parker(3)................................................       32,500(14)            *           *
William T. Freeman(3).............................................          -                  *           *
Louis A. Kaucic(3)................................................       14,500(15)            *           *
Palisade Capital Management(16)...................................      642,000(17)           5.8         5.6
All directors and executive
  officers as a group (9 persons)................................    1,471,680(18)          12.9%       12.6%

-------------------

*        Less than 1%

(1)      Beneficial  share  ownership  is  determined  pursuant  to  Rule  13d-3 promulgated under the Securities Exchange Act of 1934, as amended. Accordingly, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote such security or the power to dispose of such security. The amounts set forth in the table as beneficially owned include shares owned, if any, by spouses and relatives living in the same home as to which beneficial ownership may be disclaimed. The amounts set forth in the table as beneficially owned include (i) shares of Common Stock which directors and executive officers have the right to acquire pursuant to previously granted options exercisable within 60 days of October 22, 1996, and (ii) shares of Common Stock which may be acquired upon conversion of shares of Series A Preferred Stock outstanding as of October 22, 1996.

(2) Includes all outstanding shares of Common Stock and 11,912 shares of Series A Preferred Stock remaining outstanding. For purposes of determining the percentages set forth in the table, each outstanding share of Series A Preferred Stock is counted as the equivalent of the
         22.22 shares of Common Stock into which it can be converted, because it is entitled to one vote on each matter submitted to a vote of stockholders for each share of Common Stock issuable upon conversion.

(3) The address of the beneficial owner is One Corporate Place, 55 Ferncroft Road, Danvers, MA 01923-4001.

(4) Includes 187,000 shares of Common Stock issuable upon exercise of options.

(5) Includes 35,000 shares of Common Stock issuable upon exercise of options.

(6) The address of the beneficial owner is 153 East Lake Street, Wayzata, MN 55391.

(7) The address of the beneficial owner is 2215 Covey Court, Grand Rapids, MI 49546.

(8) Includes 7,000 shares of Common Stock issuable upon exercise of options.

(9)      The address of the beneficial owner is 41 Hawthorne Street, Roxbury, MA
         02119.

(10) Includes 4,000 shares of Common Stock issuable upon exercise of options.

(11)     The address of the  beneficial  owner is 245 Park Avenue,  New York, NY
         10167.

(12) Includes 8,500 shares of Common Stock issuable upon exercise of options.

(13) The address of the beneficial owner is Rte 7A, Equinox Jr., Floor 2, Manchester, VT 05254.

(14) Includes 32,500 shares of Common Stock issuable upon exercise of options.

(15) Includes 14,500 shares of Common Stock issuable upon exercise of options.

(16) The address of the beneficial owner is 1 Bridge Plaza, Suite 695, Fort Lee, NJ 07024.

(17) This information is based on a Schedule 13G, dated February 12, 1996, filed by Palisade Capital Management LLC/ADV with the Securities and Exchange Commission.

(18) Includes 265,000 shares of Common Stock issuable upon exercise of stock options.


                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

      The Board of Directors consists of seven members. The seven directors are divided into three classes, with the directors of each class elected to three-year terms. One class stands for election at each annual meeting of the Company's stockholders. Two Class II directors will be elected at the Annual

Meeting to hold office for three years or until their respective successors are elected and qualified. Three Class III and two Class I directors who are currently in office have one year and two years remaining in their respective terms. Unless otherwise specified in the enclosed proxy, the persons named in the enclosed proxy intend to vote the shares represented by each properly executed proxy FOR the election of the nominees named below. The Board of Directors has no reason to believe that either nominee will be unable to serve if elected. In the event either nominee shall become unavailable for election, the persons named in the enclosed proxy will vote such shares for the election of such other person as the Board of Directors may recommend.

Nominees for Class II Directors

         The Board of Directors has nominated the following persons for election as Class II directors for terms expiring in 1999:

                                  Erline Belton
                                Alan D. Schwartz

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF MS. BELTON AND MR. SCHWARTZ TO THE BOARD OF DIRECTORS.


         For more detailed information regarding Ms. Belton and Mr. Schwartz, see "Directors and Committees--Incumbent Directors."


                            DIRECTORS AND COMMITTEES

Incumbent Directors

         The following table sets forth certain information regarding current members of the Board of Directors:

                                                      Principal                 Director      Expiration
            Name                       Age           Occupation                  Since         of Term     Class
            ----                       ---           ----------                  -----         -------     -----
William H. Baumhauer...............    48      Chairman, Chief Executive    September 1988       1997       III
                                               Officer and Director of the
                                               Company and President of
                                               Fuddruckers, Inc.

Allen R. Maxwell...................    57      President, Chief Operating   September 1988       1997       III
                                               Officer and Director of the
                                               Company and President of
                                               Daka, Inc.

Joseph W. O'Donnell................    46      Partner, Osgood,             August 1996          1997       III
                                               O'Donnell & Walsh

Erline Belton......................    51      President and Chief          December 1993        1996*       II
                                               Executive Officer of
                                               The Lyceum Group


                                        4




Alan D. Schwartz...................    46      Senior Managing Director     September 1988       1996*       II
                                               of Corporate Finance for
                                               Bear, Stearns & Co., Inc.

E. L. Cox..........................    69      Chairman of the Board and    September 1988       1998         I
                                               Chief Executive Officer of
                                               the Michigan Accident
                                               Fund, Retired

Dean P. Vlahos.....................    45      Chairman of the Board,       February 1996        1998         I
                                               President and Chief
                                               Executive Officer, Champps
                                               Entertainment, Inc.

----------------

*        Nominee for re-election at the Annual Meeting.


         The name, age and principal occupation during the past five years and other information concerning each director are set forth below:

         William H. Baumhauer, 48, has served as Chairman of the Board and Chief Executive Officer of the Company since November 1990 and as a Class III Director since September 1988. He served as President and Chief Operating Officer of the Company from September 1988 to November 1990. He has also served Fuddruckers, Inc. as Chairman of the Board since March 1985, President since January 1985 and as a director since July 1983.

         Allen R. Maxwell, 57, has served as President and Chief Operating Officer of the Company since November 1990 and as a Class III Director since September 1988. Mr. Maxwell, one of the original founders of Daka, Inc., has also served as its President since November 1988.

         Joseph W. O'Donnell, 46, has served as a class III director of the Company since August 1996. Mr. O'Donnell is a partner in the firm of Osgood, O'Donnell & Walsh. Mr. O'Donnell has served as Chairman and Chief Executive Officer of The J. Walter Thompson Company and Campbell-Mithun-Esty Advertising, Inc.

         Erline Belton, 51, has served as a Class II director of the Company since December 1993. She has served as President and Chief Executive Officer of The Lyceum Group, a human resource consulting firm, since September 1992. She served as Senior Vice President of Human Resource and Organizational Development for Progressive Insurance Companies from April 1991 through September 1992. She also served as International Human Relations Director, as well as several other human resources positions, with Digital Equipment Corporation from 1978 through April 1991. Ms. Belton serves on the Board of Directors of: The National Leadership Coalition on AIDS; National Minority AIDS Coalition; Museum of African American History.

         Alan D. Schwartz, 46, has served as a Class II director of the Company since September 1988 and as a director of Fuddruckers, Inc. from September 1984 until November 1988. Mr. Schwartz is Senior Managing Director--Corporate Finance of Bear, Stearns & Co., Inc., and a director of its parent, The Bear Stearns Companies, Inc. He has been associated with such investment banking firm for more than five years. Mr. Schwartz is also a director of Protein Databases, Inc. and a member of the Board of Visitors of the Fuqua School of Business at Duke University.

         E. L. Cox, 69, has served as a Class I director of the Company since September 1988 and as a director of Fuddruckers, Inc. from June 1988 until November 1988. Mr. Cox served as Chairman and Chief Executive Officer of the Michigan Accident Fund from February 1990 until his retirement in August 1995. Prior thereto Mr. Cox served as Chairman and Chief Executive Officer of Michigan Mutual/Amerisure Companies and its affiliated insurance companies from May 1981 through January 1990. Ms. Cox is also a member of the Board of Directors of Comerica, Inc., a publicly-traded financial institution, and a director of various trade associations in the insurance industry.

         Dean P. Vlahos, 45, has served as a director of the Company since February 1996. Mr. Vlahos was the founder, and has been Chairman of the Board, President and Chief Executive Officer of Champps Entertainment, Inc. since its inception in October 1988. Mr. Vlahos also served as Chief Financial Officer of Champps from its inception to March 1994. Prior to establishing Champps, he started, owned and operated the original Champps Americana restaurants in St. Paul, Minnesota (opened January 1983) and Richfield, Minnesota (opened February
1986). Mr. Vlahos has over 20 years of experience in the restaurant industry.

Meeting and Committees

         The Board of Directors of the Company has an Audit Committee, a Compensation Committee, an Executive Committee and a Nominating Committee. During the fiscal year ended June 29, 1996, the Board of Directors held six meetings, the Audit Committee held two meetings, and the Compensation Committee held two meetings. The Nominating Committee does not meet separately and its business is conducted at meetings of the full Board of Directors. Each director attended 75% or more of the aggregate of (a) the total number of meetings of the Board of Directors during fiscal year 1996, and (b) the total number of meetings held by all committees of the Board of Directors on which such director served during fiscal year 1996.

         The Audit Committee has the responsibility of selecting the Company's independent auditors and communicating with the Company's independent auditors on matters of auditing and accounting. The Audit Committee is currently composed of Ms. Belton and Messrs. Cox and Schwartz.

         The Compensation Committee has the responsibility of reviewing on an annual basis all officer and employee compensation. The Compensation Committee is currently composed of Ms. Belton and Messrs. Cox and Schwartz. The Compensation Committee also acts as the Stock Option Committee, and has the responsibility of administering the Company's Incentive Stock Option Plan, the Non-Qualified Stock Option Plan, the Executive Stock Option Plan and the 1994 Equity Incentive Plan (collectively, the "Stock Option Plans").

Directors' Compensation

         Directors receive $1,000 per meeting plus travel expenses. Under the the Company's 1994 Equity Incentive Plan, each year each non-employee director receives options to purchase 1,500 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock as of the date of grant.

                             EXECUTIVE COMPENSATION

         The following tables provide information as to compensation paid by the Company during each of the three previous fiscal years ending with the fiscal year ended June 29, 1996 to the Chief Executive Officer and the four other most highly compensated executive officers whose total salary and bonus for fiscal year 1996 exceeded $100,000:

                                             Summary Compensation Table

                                                                                     Long-Term
                                                                                   Compensation
                                               Annual                                 Awards
          Name and                          Compensation     Other AnnualOptions/    All Other
     Principal Position          Year    Salary       Bonus       Compensation        SARs(1)     Compensation
     ------------------          ----    ------       -----       ------------    --------------- ------------
William H. Baumhauer.........    1996   $369,558   $200,000
     Chairman and Chief......    1995    325,000    230,000                                       $1,220,848(2)
     Executive Officer.......    1994    303,708    161,000                             9,000

Allen R. Maxwell.............    1996    254,527     50,000     $60,000(3)             30,000(4)
     President and Chief.....    1995    248,850     50,000      60,000(3)              5,000
     Operating Officer.......    1994    256,036     80,500      60,000(3)

David G. Parker..............    1996    172,160     25,000                            18,000(4)
     Senior Vice President...    1995    171,500     30,000                             1,500
     and Chief Administrative    1994    174,798     36,750                             1,500
     Officer

William T. Freeman...........    1996    147,116     50,000                            21,000(4)
     Senior Vice President       1995    108,270                                        6,000
     Corporate Development       1994        (5)

Louis A. Kaucic..............    1996    154,500     25,000                            15,000(4)
     Senior Vice President...    1995    154,500     25,000                             1,500
     Human Resources.........    1994    157,471     36,750                             1,500

-----------------

(1) Represents the number of options to acquire Common Stock granted during the fiscal year.

(2) Represents amount earned pursuant to a long-term incentive plan, based on the market value of the Common Stock as of June 29, 1996 (the closing sale price of the Common Stock on June 28, 1996, as reported by Nasdaq, was $23.50 per share). Due to the decline in the Common Stock price subsequent to June 29, 1995, as of October 22, 1996 this amount had declined to zero. The amount earned under such plan vests on June 30, 1997 and is payable in either cash or DAKA stock at the option of DAKA. No portion of the amount earned under the plan vests or is payable until June 30, 1997.

(3) In lieu of the receipt of senior executive stock options in fiscal 1992 in connection with the recapitalization of DAKA, DAKA provides to Allen
         R. Maxwell an annuity for which DAKA pays to an insurance company $60,000 per year for five years, which payments commenced in fiscal year 1992.

(4) Granted on August 1, 1995 pursuant to a long-term incentive plan for management pursuant to which the options will vest 100% on August 1, 1998 and have an exercise price equal to $24.00 per share (the fair market price of the Common Stock as of the date of grant) with respect to one third of the options granted, $25.80 per share with respect to another one third of the options granted and $27.60 per share with respect to the remaining one third of the options granted.

(5)      Mr. Freeman became an employee of the Company in  August, 1994.

                          Option Grants in Fiscal 1996

                                                                                         Potential Realizable
                                                                                          Values at Assumed
                                                  % of                                  Annual Rates of Stock
                                              Total Options                               Price Appreciation
                                               Granted to     Exercise                     for Option Term
                                  Options     Employees in      Price    Expiration          (10 Years)
              Name                Granted      Fiscal Year    Per Share     Date       5% ($)          10% ($)
              ----                -------      -----------    ---------     ----       ------          -------
Allen R. Maxwell............. 30,000(1)           5.7%          (1)       7/31/05      486,765       1,233,557
David G. Parker.............. 18,000(1)            3.3          (1)       7/31/05      292,059         740,134
Louis A. Kaucic.............. 15,000(1)            2.7          (1)       7/31/05      243,381         616,778
Willaim T. Freeman........... 21,000(1)            4.0          (1)       7/31/05      347,737         863,490

-----------------------

(1) Granted on August 1, 1995 pursuant to a long-term incentive plan for management pursuant to which the options will vest 100% on August 1, 1998 and have an exercise price equal to $24.00 per share (the fair market price of the Common Stock as of the date of grant) with respect to one third of the options granted, $25.80 per share with respect to another one third of the options granted and $27.60 per share with respect to the remaining one third of the options granted.


                    Aggregate Option Exercises in Fiscal 1996
                           and Year-End Option Values

                                                                                              Value of Outstanding
                                     Shares                    Number of Beneficial           In-the-Money Options
                                    Acquired       Value    Options at Fiscal Year-End       at Fiscal Year-End(1)
            Name                   On Exercise   Realized   Exercisable   Unexercisable    Exercisable   Unexercisable
            ----                   -----------   --------   -----------   -------------    -----------   -------------
William H. Baumhauer.........          -           -           187,000          -         $3,584,580          -
Allen R. Maxwell.............          -           -            35,000        30,000         683,100          -
David G. Parker..............        10,000     $187,500        32,500        18,000         585,985          -
Louie A. Kaucic..............             0        -            14,500        15,000         223,985          -
William T. Freeman...........         6,000      86,220           -           21,000            -             -

--------------

(1) Based on the closing bid price on the Nasdaq National Market of $23.50 per share on June 28, 1996.


                 Long-Term Incentive Plan--Award in Fiscal 1996

                                                       Performance
                                     Number of          or Other
                                   Shares, Units      Period Until        Estimated Future Payouts Under
                                     or Other          Maturation           Non Stock-Price-Based Plans
                Name                  Rights            or Payout        Threshold    Target       Maximum
                ----                  ------            ---------        ---------    ------       -------
William H. Baumhauer.........           (1)         June 30, 1997          (1)           (1)        (1)

-------------

(1) The long-term incentive plan implemented by the Company's Board of Directors on July 3, 1994 for the Chief Executive Officer is designed to provide an incentive payment, payable at DAKA's option in the form of either cash or stock, equal to 2% of the increase in the market value of DAKA, as determined by the average 30 day trading price of the Common Stock and the weighted average number of shares outstanding, from July 3, 1994 to June 30, 1997 in excess of 15% of the market value at June 30, 1994. The incentive payment vests on June 30, 1997.

Employment Agreements

         Messrs. Baumhauer and Maxwell are each employed by the Company pursuant to separate five (5) year employment agreements which commenced on January 1, 1992 and expire on January 1, 1997. Each of Mr. Baumhauer and Mr. Maxwell has entered into a new employment agreement effective January 1, 1997 which provides for an initial term of three (3) years and automatic renewal each year so that the residual term of the agreement is never less than three years. The new agreements provide for initial annual base salaries of $450,500 for Mr. Baumhauer and $265,000 for Mr. Maxwell. Any adjustments to these amounts are at the discretion of the Board of Directors. Each of the agreements provides that in the event the Company terminates the executive's employment without "cause" (as defined therein) or the executive terminates his employment for "good reason" (as defined therein), DAKA shall pay the executive an amount equal to the executive's cash compensation for three years. "Good reason" is defined in each agreement as (i) an assignment to the executive of duties other than those contemplated by the agreement, or a limitation on the powers of the executive not contemplated by the agreement, (ii) the removal of the executive from or failure to elect the executive to his named position, or (iii) a reduction in the executive's rate of compensation or level of fringe benefits. "Cause" is defined in each agreement as the executive's (i) theft from or fraud on DAKA,
(ii) conviction of a felony or crime of moral turpitude, (iii) willful violation of the terms of the agreement, (iv) conscious disregard or neglect of his duties, or (v) willful and demonstrated unwillingness to perform his duties under the agreement.

         Under the terms of an employment agreement among DAKA, Champps and Mr. Vlahos which commenced on February 21, 1996, Mr. Vlahos provides full-time services to Champps in the capacity of Chairman of the Board, Chief Executive Officer and President, for a five (5) year term. Under the agreement, Mr. Vlahos shall continue to maintain the authority to control the operations of Champps so long as the average annual gross revenues per square foot of the Champps-owned restaurants is at least $400. During the period of Mr. Vlahos' full-time employment, Champps shall pay Mr. Vlahos an initial base salary of $350,000 plus a bonus of 50% of his base salary if he attains certain targets established by the Board of Directors of the Company, which amount may be increased to up to 100% of his base salary if he exceeds such performance targets by margins determined by the Board of Directors. Twenty percent (20%) of the potential bonus payments for Mr. Vlahos are related to performance targets established for DAKA as a whole and eighty percent (80%) shall be related to performance targets established for Champps. If Mr. Vlahos leaves for "good reason," or is terminated by DAKA without "cause," during the term of his employment contract, DAKA will be obligated to pay him his remaining salary and bonus as severance. "Good reason" is defined in each agreement as (i) an assignment to Mr. Vlahos of duties other than those contemplated by the agreement, or a limitation on the powers of Mr. Vlahos not contemplated by the agreement, (ii) the removal of Mr. Vlahos from or failure to elect Mr. Vlahos to his named position, or (iii) a reduction in Mr. Vlahos' rate of compensation or level of fringe benefits. "Cause" is defined in the agreement as Mr. Vlahos' (i) theft from or fraud on DAKA, (ii) conviction of a felony, (iii) violation of the terms of the agreement, (iv) conscious disregard or neglect of his duties, or (v) demonstrated unwillingness to perform his duties under the agreement. In the event that Mr. Vlahos' employment is terminated for any reason other than by DAKA for cause, Mr. Vlahos shall be provided the right, subject to certain obligations to DAKA, to establish a franchise for up to five Champps Americana restaurants anywhere in the world, but no such restaurant may be within a 20 mile radius of any other Champps restaurant, or in any territory that has been franchised or licensed by Champps.

Compensation Committee Report

         The Compensation Committee reviews and approves compensation levels for the Company's executive officers and oversees and administers the Company's executive compensation programs. All members of the Compensation Committee, listed at the end of this report, are outside directors who are not eligible to participate in the compensation programs that the Compensation Committee oversees except for non-discretionary option grants. See "--Directors' Compensation."

         Philosophy. The Compensation Committee believes that the interests of the Company's stockholders are best served when compensation is directly aligned with the Company's financial performance. Therefore, the Compensation Committee has approved overall compensation programs which award a competitive base salary, and then encourage exceptional performance through meaningful incentive awards, both short and long term, which are tied to DAKA's performance.

         Responsibilities. The responsibilities of the Compensation Committee include:

         o developing compensation programs that are consistent with and are linked to the Company's strategy;

         o assessing the performance of and determining an appropriate compensation package for the Chief Executive Officer; and

         o ensuring that compensation for the other executive officers reflects individual, team, and the Company's performance appropriately.

         Purpose. the Company's executive compensation programs are designed to:

         o         attract, retain, and motivate key executive officers;

         o link the interests of executive officers with stockholders by encouraging stock ownership;

         o support DAKA's goal of providing superior value to its stockholders and customers; and

         o provide appropriate incentives for executive officers, based on achieving key operating and organizational goals.

         The Compensation Committee believes that DAKA's executive compensation policies should be reviewed during the first quarter of the fiscal year when the financial results of the prior fiscal year become available. The policies should be reviewed in light of their consistency with the Company's financial performance, its business plan and its position within the foodservice and restaurant industries, as well as the compensation policies of similar companies in the foodservice and restaurant businesses. The compensation of individual executives is reviewed annually by the Compensation Committee in light of its executive compensation policies for that year.

         In setting and reviewing compensation for the executive officers, the Compensation Committee considers a number of different factors designed to assure that compensation levels are properly aligned with the Company's business strategy, corporate culture and operating performance. Among the factors considered are the following:

                  Comparability -- The Compensation Committee considers the compensation packages of similarly situated executives at companies deemed comparable to DAKA. The objective is to maintain competitiveness in the marketplace in order to attract and retain the highest quality executives. This is a principal factor in setting base levels of compensation.

                  Pay for Performance -- The Compensation Committee believes that compensation should in part be directly linked to operating performance. To achieve this link with regard to short-term performance, the Compensation Committee has relied on cash bonuses which have been determined on the basis of certain objective criteria and recommendations of the Chief Executive Officer.

                  Equity Ownership -- The Compensation Committee believes that equity-based, long-term compensation aligns executives' long-range interests with those of the stockholders. These long-term incentive programs are principally reflected in DAKA's stock option plans. The Compensation Committee believes that significant stock ownership is a major incentive in building stockholder value and reviews grants of options with that goal in mind.

                  Qualitative Factors -- The Compensation Committee believes that in addition to corporate performance and specific business unit performance, in setting and reviewing executive compensation it is appropriate to consider the personal contributions that a particular individual may make to the overall success of the Company. Such qualitative factors as leadership skills, planning initiatives and employee development have been deemed to be important qualitative factors to take into account in considering levels of compensation.

         Annual Cash Compensation. Annual cash compensation for the executive officers consists of a base salary and a variable, at-risk incentive bonus under the Company's Management Annual Incentive Plan.

         It is the Company's general policy to pay competitive base compensation to its executive officers. The Compensation Committee annually reviews and, if appropriate, adjusts executive officers' base salaries. In making individual base salary recommendations, the Compensation Committee considers the executive's experience, management and leadership ability and technical skills, his or her compensation history, as well as the performance of the Company as a whole and, where applicable, the performance of specific business units.

         Under the Management Annual Incentive Plan, each executive is assigned a target incentive award. This incentive award, or some portion thereof, is "earned" through a combination of four factors: DAKA's performance, business unit performance, attainment of predetermined individual goals, and the level of personal/leadership impact. This evaluation process is not strictly quantitative, but is largely based on qualitative judgments made by the Chief Executive Officer related to individual, team, and the Company's performance.

         Under the CEO Long Term Incentive Plan Mr. Baumhauer is eligible to earn a percentage of an increase in the Company's value, as measured by stock appreciation above a predetermined rate of return, over a specified three-year period. The Compensation Committee may, at its option, pay any amount due under the CEO Long Term Incentive Plan in cash or in DAKA stock. Any amount due under the CEO Long Term Incentive Plan will vest 100% at the end of the three-year period. Fiscal 1996 was the second year of the three-year vesting period.

         The Management Long Term Incentive Plan, developed by the Compensation Committee effective for fiscal year 1996 and beyond, grants stock options to senior management and certain other managers. The options vest 100% on the third anniversary of the date of grant and will have an exercise price equal to the fair market value of the Common Stock as of the date of grant with respect to one third of the options granted and equal to such fair market value plus a predetermined rate of appreciation with respect to the remaining two thirds of the options granted. The Compensation Committee has discretion in awarding grants under this plan based upon the executive's level and direct line responsibility.

         Chief Executive Officer Compensation. Mr. Baumhauer is employed by the Company pursuant to a five-year employment contract which expires on January 1, 1997; Mr. Baumhauer and the Company have entered into a new three-year employment agreement effective as of January 1, 1997. He participates in the compensation programs as outlined above. Mr. Baumhauer's total compensation for 1996 reflects the Compensation Committee's view of his outstanding performance and leadership in executing expansion plans for future growth, completing two major restaurant acquisitions, restructuring the balance sheet and articulating a clear and sound approach to restore profitability levels and pursue long-term growth in shareholder value, as well as the Compensation Committee's goal of maintaining his compensation at a level competitive with that of chief executives of companies comparable to DAKA. Mr. Baumhauer was awarded an annual incentive award of $200,000, compared to $230,000 for the prior year. Mr. Baumhauer's salary was increased to $450,000 from $370,000, representing a 21.6% increase. His long term incentive award, although not vested until June 30, 1997, had, as of June 29, 1996, a value of approximately $1,220,848 (based on the then market value of the Common Stock, which closed on Nasdaq at $23 1/2 per share on June 28, 1996), compared to $380,000 as of July 1, 1995; due to the decline in the Common Stock price subsequent to June 29, 1996, as of the time when the Compensation Committee determined the compensation for Mr. Baumhauer and as of October 22, 1996 the value of his long term incentive award had declined to zero. The dramatic effect of changes in the value of Mr. Baumhauer's long term incentive award, as determined by changes in the value of the Common Stock, on his total compensation reflect the Compensation Committee's philosophy that variable, at-risk pay should comprise a significant portion of overall executive compensation.

         Compensation of Other Officers. DAKA's executive compensation program for other executive officers is described above, although the Corporate business unit and individual performance goals and the relative weighting of the quantitative performance factors described above varies, depending upon the responsibilities of particular officers.

                                                     Erline Belton
                                                     E. L. Cox
                                                     Alan D. Schwartz

Performance Graph

         The following graph presents a five-year comparison of total cumulative returns on the Common Stock, the S&P 500 Index and a Company-selected peer group consisting of businesses in the foodservice and restaurant industries, assuming an initial investment of $100 and reinvestment of all dividends; [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
             6/28/91     6/26/92     6/25/93     7/1/94     6/30/95     6/28/96
             -------     -------     -------     ------     -------     -------
DAKA           100         141         193         247         435         442
S&P 500 Index  100         111         127         131         165         206
Peer Group     100          69          64          55          52          31
--------------------------------------------------------------------------------

         The companies included in the peer group are: Bertucci's, Inc., Ground Round Restaurants, Inc., Hamburger Hamlet Restaurants, Inc., Sizzler International, Inc., and Uno Restaurant Corporation and, for years prior to 1996, Morrison, Inc. In 1996 Morrison, Inc. was acquired by another firm and its stock ceased to be publicly traded. The returns of each issuer in the foregoing group have been weighted according to the respective company's stock market capitalization as of the end of each period.

         The Common Stock prices shown are neither indicative nor determinative of future stock price performance.

                                 PROPOSAL NO. 2

                    APPROVAL OF THE DAKA INTERNATIONAL, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

         The Board of Directors believes it is in the best interests of the Company to encourage stock ownership by employees of DAKA and its subsidiaries. Accordingly, the Board of Directors adopted, subject to stockholder approval at the Annual Meeting, the DAKA International, Inc. Employee Stock

Purchase Plan (the "Stock Purchase Plan") covering an aggregate of 400,000 shares of Common Stock. The Stock Purchase Plan will allow eligible employees to purchase shares of Common Stock directly from DAKA. Pursuant to applicable securities and tax laws, stockholders must approve the adoption of the Stock Purchase Plan. A copy of the plan is attached to this Proxy Statement as Appendix A.

         The Stock Purchase Plan provides an opportunity for eligible employees of DAKA and its subsidiaries to purchase shares of Common Stock, at a discount, through regular payroll deductions and cash purchases. Subject to adjustment for stock splits, stock dividends and similar events, a maximum of 400,000 shares of Common Stock may be issued under the Stock Purchase Plan. The Stock Purchase Plan is administered by an administrator appointed by the Board of Directors (the "Administrator").

         Offerings under the Stock Purchase Plan generally will begin on the first business day of each calendar quarter, beginning January 1997, and have a duration of three months. The Administrator may, in its discretion, choose a different period for each offering. Generally, all employees who are customarily employed for more than 20 hours per week as of the first day of the applicable offering are eligible to participate in the Stock Purchase Plan.

         An eligible employee may purchase shares under the Stock Purchase Plan by authorizing payroll deductions or making direct payment to the Administrator. On the last day of each offering, the employee's accumulated payroll deductions and other payments will be used to purchase a maximum of 600 shares (or other predetermined maximum) of Common Stock at a price equal to a predetermined percentage (between 85% and 100%) of the fair market value of the Common Stock on the first or last day of the offering, whichever is lower. Under applicable tax rules, an employee may purchase no more than $25,000 worth of Common Stock in any calendar year (determined on the first day of the offering(s) in which such stock is purchased); certain other tax limitations may apply.

         The Board of Directors has the discretion to determine the percentage discount reflected in the purchase price of Common Stock for any offering and has the discretion to designate the subsidiaries of DAKA whose employees are eligible to participate in the Stock Purchase Plan from time to time. The Board of Directors may at any time amend the Stock Purchase Plan, subject to the approval of the stockholders if required by the Internal Revenue Code of 1986, as amended (the "Code"), to preserve the favorable tax treatment of participants, and may at any time discontinue the Stock Purchase Plan.

         The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" as defined in Section 423 of the Code, which provides that an employee will not have income for federal income tax purposes at the start of an offering or upon receipt of shares of Common Stock at the end of an offering. The employee is, however, required to pay federal income tax on the difference, if any, between the price at which he or she sells the shares and the price he or she paid for them. DAKA generally will not be entitled to a tax deduction upon either the purchase or sale of shares issued under the Stock Purchase Plan if certain holding period requirements are met.

         If the employee has owned the shares for more than one year and disposed of them at least two years after the date an offering commenced, the employee will be taxed as follows: if the market price of the shares on the date they were sold is equal to or less than the price paid for the shares under the Stock Purchase Plan, the employee will incur a long-term capital loss in the amount equal to the price paid over the sale price; if the sale price is higher than the price paid under the Stock Purchase Plan, such employee will have to recognize ordinary income in an amount equal to the lesser of (i) the market price of the shares on the date the offering commenced over the price paid; or
(ii) the excess of the sale price over the price paid. Any further gain is treated as long-term capital gain. Except as set forth below, the Company will generally not be entitled to a tax deduction upon the purchase or sale of shares under the Stock Purchase Plan. If the employee sells the shares before he or she has owned them for more than one year or before the expiration of a two-year period commencing on the date the offering period commenced, the employee will have to recognize ordinary income in the amount of the difference between the price paid and the fair market value of the shares on the date of purchase and the Company will receive an expense deduction for the same amount. The employee will recognize a capital gain or loss for the difference between the sale price and the fair market value on the date of purchase.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE DAKA INTERNATIONAL, INC. EMPLOYEE STOCK PURCHASE PLAN


      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires that Company's executive officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish copies to the Company.

         Based upon a review of the reports furnished to the Company and representations made to the Company by its officers and directors, the Company believes that, during fiscal year 1996, its officers, directors and 10% beneficial owners complied with all applicable reporting requirements.


                                    AUDITORS

         The Board of Directors has selected the firm of Deloitte & Touche LLP as auditors of the Company for fiscal year 1997. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions.


                             EXPENSE OF SOLICITATION

         The cost of soliciting proxies will be borne by the Company. In addition, the Company will reimburse its transfer agent for charges and expenses in connection with the distribution of proxy materials to brokers or other persons holding stock in their names or in the names of their nominees and for charges and expenses in forwarding proxies and proxy materials to the beneficial owners. Solicitations may further be made by officers and regular employees of the Company, without additional compensation, by use of the mails, personal interview, telephone or telegraph.


                              STOCKHOLDER PROPOSALS

         Any stockholder desiring to present a proposal for inclusion in the Company's proxy statement in connection with its 1997 annual meeting of stockholders must submit the proposal so as to be received by the Secretary of the Company at the principal executive offices of the Company located at One Corporate Place, 55 Ferncroft Road, Danvers, Massachusetts 01923-4001, not later than August 7, 1997. In addition, in order to be included in the proxy statement, such a proposal must comply with the requirements as to form and substance established by applicable laws and regulations.

                                  OTHER MATTERS

         The Board of Directors is not aware of any other matter to be presented for action at the Annual Meeting; however, if any other matter is properly presented it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their judgment on such matter.

         THIS PROXY STATEMENT IS ACCOMPANIED BY THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR FISCAL YEAR 1996. ADDITIONAL INFORMATION IS CONTAINED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 29, 1996, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. THE COMPANY WILL FURNISH WITHOUT CHARGE TO ANY STOCKHOLDER A COPY OF ITS ANNUAL REPORT ON FORM 10-K UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, DAKA INTERNATIONAL, INC., ONE CORPORATE PLACE, 55 FERNCROFT ROAD, DANVERS, MASSACHUSETTS 01923-4001.

                                                     CHARLES W. REDEPENNING, JR.
                                                              Secretary
October 28, 1996

                                                                      Appendix A


                            DAKA INTERNATIONAL, INC.
                          EMPLOYEE STOCK PURCHASE PLAN


         The purpose of the DAKA International, Inc. Employee Stock Purchase Plan ("the Plan") is to provide eligible employees of DAKA International, Inc. (the "Company") and certain of its subsidiaries with opportunities to purchase shares of the Company's common stock, par value $0.01 per share (the "Common Stock"). Four hundred thousand (400,000) shares of Common Stock in the aggregate have been approved and reserved for this purpose. The Plan is intended to constitute an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be interpreted in accordance with that intent.

         1. Administration. The Plan will be administered by the person or persons (the "Administrator") appointed by the Company's Board of Directors (the "Board") for such purpose. The Administrator has authority to make rules and regulations for the administration of the Plan, and its interpretations and decisions with regard thereto shall be final and conclusive. No member of the Board or individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

         2. Offerings. The Company will make one or more offerings to eligible employees to purchase Common Stock under the Plan ("Offerings"). Unless otherwise determined by the Administrator, the initial Offering will begin on January 2, 1997 and will end on March 31, 1997. Thereafter, unless otherwise determined by the Administrator, an Offering will begin on the first business day occurring on or after each April 1, July 1, October 1 and January 1 and will end on the last business day occurring on or before the following June 30, September 30, December 31 and March 31, respectively. The Administrator may, in its discretion, designate a different period for any Offering, provided that no Offering shall exceed one year in duration or overlap any other Offering.

         3. Eligibility. All employees of the Company (including employees who are also directors of the Company) and all employees of each Designated Subsidiary (as defined in Section 9) are eligible to participate in any one or more of the Offerings under the Plan, provided that as of the first day of the applicable Offering (the "Offering Date") they are customarily employed by the Company or a Designated Subsidiary for more than twenty (20) hours a week. Notwithstanding the foregoing, participation in the Plan will neither be permitted nor be denied contrary to the requirements of the Code.

         4. Grant of Options. On each Offering Date, the Company will grant to each eligible employee an option ("Option") to purchase on the last day of such Offering (the "Exercise Date"), at the Option Price hereinafter provided for, a maximum of six hundred (600) shares of Common Stock reserved for the purposes of the Plan, or such other maximum number of shares as shall have been established by the Administrator in advance of the Offering. The purchase price for each share purchased under such Option (the "Option Price") will be a certain percentage of the Fair Market Value of the Common Stock on the Offering Date or the Exercise Date, whichever is less. Such percentage will be determined by the Board in advance of such Offering Date and will be between 85% and 100% of the Fair Market Value of the Common Stock, inclusive.

         Notwithstanding the foregoing, no employee may be granted an option hereunder if such employee, immediately after the option was granted, would be treated as owning stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Parent or

Subsidiary (as defined in Section 9). For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee. In addition, no employee may be granted an Option which permits his rights to purchase stock under the Plan, and any other employee stock purchase plan of the Company and its Parents and Subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined on the option grant date or dates) for each calendar year in which the Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with
Section 423(b)(8) of the Code.

         5. Election to Purchase. An eligible employee may elect to exercise his Option and to purchase Common Stock in an Offering, provided all other conditions are satisfied on the Exercise Date for such Offering, by delivering a purchase authorization form to the Administrator in accordance with such rules and procedures as have been established in advance of such Offering by the Administrator. Such form must be accompanied by either a payroll deduction authorization or a deposit of funds to be used as the purchase price for the Common Stock acquired pursuant to the employee's purchase authorization, as provided in Section 6. Except as otherwise determined by the Administrator in advance of the Offering, an employee's purchase authorization will be irrevocable, and amounts credited to such employee's account will not be refunded except as expressly provided in the Plan.

         6. Payment of Purchase Price. A participating employee may provide for the payment of the purchase price for the Common Stock acquired pursuant to his purchase authorization in an Offering (a) by delivering a payroll deduction authorization to the Administrator, (b) by depositing funds with the Administrator, in cash or by check or money order payable to the Company, or (c) by a combination of the foregoing. Deposits will be received by the Administrator on behalf of the Company and will be accepted subject to collection. The Administrator will maintain book accounts showing the amount of payroll deductions and deposits made on behalf of each participant for each Offering. No interest will accrue or be paid on such amounts.

         All payroll deduction authorizations and deposits must be made in accordance with such rules and procedures as have been established in advance of such Offering by the Administrator. Except as otherwise determined by the
Administrator, the following rules will apply: (1) All payroll deduction authorizations and deposits must be made pursuant to a purchase authorization form. (2) A participant may make more than one deposit during an Offering, or may authorize payroll deductions and also make one or more deposits during an Offering, but may have no more than one payroll deduction authorization in effect during any Offering. (3) All deposits must be delivered to the Administrator at least ten (10) business days before the Exercise Date for the applicable Offering. (4) A payroll deduction authorization will take effect on the first regular payroll date that occurs at least ten (10) business days after it is received by the Administrator. (5) A payroll deduction authorization in effect for an Offering will continue in effect for the duration of the Offering, unless terminated by the participant. (6) A participant may terminate his payroll deduction authorization (but not his purchase authorization) during an Offering by delivering written notice of termination to the Administrator; such termination will take effect on the first regular payroll date that occurs at least ten (10) business days after such notice is received by the Administrator.
(7) A payroll deduction authorization in effect at the end of an Offering, and the related purchase authorization, will remain in effect for the next Offering (provided the employee remains eligible), unless the participant has changed or terminated his authorization with respect to the next Offering. (8) A participant may change or terminate his payroll deduction authorization for the next Offering by delivering to the Administrator a new payroll deduction authorization or a notice of termination, as the case may be, at least ten (10) business days before the first regular payroll date that occurs on or after the next Offering Date.

         7. Exercise of Option and Purchase of Shares. Each employee who has a purchase authorization in effect on the Exercise Date shall be deemed to have exercised his Option on such date and shall acquire from the Company such number of whole shares of Common Stock reserved for the purpose of the Plan as the aggregate of his accumulated payroll deductions and other amounts deposited with the Administrator during the Offering will purchase at the Option Price, subject to any other limitations contained in the Plan. Except as otherwise determined by the Administrator in advance of an Offering, any amount remaining in an employee's account at the end of an Offering will be carried forward and treated as a deposit for the next Offering, provided the employee remains eligible and continues to have a purchase authorization in effect, and otherwise will be refunded to the employee promptly.

         8. Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or in the name of a broker authorized by the employee to be his, or their, nominee for such purpose.

         9.       Definitions.

         The term "Designated Subsidiary" means any present or future Subsidiary (as defined below) that has been designated by the Board to participate in the Plan. The Board may so designate any Subsidiary, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the stockholders.

         The term "Fair Market Value of the Common Stock" means (i) if the Common Stock is admitted to trading on a national securities exchange or the Nasdaq National Market, the closing price reported for the Common Stock on such exchange or system for such date or, if no sales were reported for such date, for the next preceding date for which a sale was reported, or (ii) if clause (i) does not apply but the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the average of the highest bid and lowest asked prices reported for the Common Stock on NASDAQ for such date or, if no bid and asked prices were reported for such date, for the next preceding date for which such prices were reported.

         The term "Parent" means a "parent corporation" with respect to the Company, as defined in Section 424(e) of the Code.

         The term "Subsidiary" means a "subsidiary corporation" with respect to the Company, as defined in Section 424(f) of the Code.

         10. Rights on Termination of Employment. If a participant's employment terminates for any reason before the Exercise Date for any Offering, such participant's purchase authorization under the Plan will immediately terminate, no payroll deduction will be taken from any pay due and owing to the participant and the balance of accumulated payroll deductions and other amounts credited to his account will be promptly refunded to him or, in the case of his death, paid to his designated beneficiary. An employee will be deemed to have terminated employment, for this purpose, if the corporation that employs him, having been a Designated Subsidiary, ceases to be a Subsidiary, or if the employee is transferred to any corporation other than the Company or a Designated Subsidiary.

         11. Special Rules. Notwithstanding anything herein to the contrary, the Administrator may adopt special rules applicable to the employees of a particular Designated Subsidiary, whenever the Administrator determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Designated Subsidiary has employees; provided that such rules are consistent with the requirements of Section 423(b) of the Code. Such special rules may include (by way of example, but not by way of limitation) the establishment of a method for employees of a given Designated Subsidiary to fund the purchase of shares other than by payroll deduction, if the payroll deduction method is prohibited by local law or is otherwise impracticable. Any special rules established pursuant to this Section 11 shall, to the extent possible, result in the employees subject to such rules having substantially the same rights as other participants in the Plan.

         12. Optionees Not Stockholders. Neither the granting of an Option to an employee, his authorization to purchase Common Stock, the deductions from his pay, nor his deposits with the Administrator shall constitute such employee a holder of the shares of Common Stock covered by an Option under the Plan until such shares have been purchased by and issued to him.

         13. Rights Not Transferable. Rights under the Plan are not transferable by a participant other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

         14. Application of Funds. All funds received or held by or on behalf of the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose.

         15. Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for the Plan, and the share limitation established under Section 4, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Administrator. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Administrator to give proper effect to such event.

         16. Amendment of the Plan. The Board may at any time, and from time to time, amend the Plan in any respect, except that without the approval, within twelve (12) months of such Board action, by the holders of a majority of the shares of stock of the Company present or represented and entitled to vote at a meeting of stockholders, no amendment shall be made increasing the number of shares approved for the Plan or making any other change that would require stockholder approval in order for the Plan, as amended, to qualify as an "employee stock purchase plan" under Section 423(b) of the Code.

         17. Insufficient Shares. If the total number of shares of Common Stock that would otherwise be purchased on any Exercise Date plus the number of shares purchased under previous Offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned among participants in proportion to the amount of payroll deductions and deposits accumulated on behalf of each participant that would otherwise be used to purchase Common Stock on such Exercise Date.

         18. Termination of the Plan. The Plan may be terminated at any time by the Board. Upon termination of the Plan, all amounts in the accounts of participants shall be promptly refunded.

         19. Governmental Regulations. The Company's obligation to sell and deliver Common Stock under the Plan is subject to obtaining all governmental approvals required in connection with the authorization, issuance, or sale of such stock.

         The Plan shall be governed by the law of the Commonwealth of Massachusetts except to the extent that such law is preempted by federal law.

         20. Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

         21. Tax Withholding. Participation in the Plan is subject to any required tax withholding on income of the participant in connection with the Plan. Each employee agrees, by entering the Plan, that the Company and its Subsidiaries shall have the right to deduct any such taxes from any payment of any kind otherwise due to the employee, including shares issuable under the Plan.

         22. Notification Upon Sale of Shares. Each employee agrees, by entering the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

         23. Effective Date and Approval of Shareholders. The Plan shall take effect on the later of the date it is adopted by the Board or the date it is approved by the holders of a majority of the shares of stock of the Company present or represented and entitled to vote at a meeting of stockholders, which approval must occur within twelve (12) months of the adoption of the Plan by the Board.

                                 [FRONT OF CARD]

                            DAKA INTERNATIONAL, INC.
                               ONE CORPORATE PLACE
                                55 Ferncroft Road
                                Danvers, MA 01923

           This Proxy is Solicited on Behalf of the Board of Directors


        The undersigned hereby appoints William H. Baumhauer and Allen R. Maxwell, and each of them, as proxies (the "Proxies"), each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote all the shares of Common Stock and Series A Preferred Stock of DAKA International, Inc. (the "Corporation") held of record by the undersigned on October 28, 1996, at the Annual Meeting of Stockholders to be held on December 4, 1996 or any adjournment or postponement thereof.

         IF NO DIRECTION IS MADE, THIS PROXY IF PROPERLY EXECUTED AND SUBMITTED WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR AND FOR APPROVAL OF THE DAKA INTERNATIONAL, INC. EMPLOYEE STOCK PURCHASE PLAN. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE STAMPED ENVELOPE PROVIDED.

         The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the Proxy Statement with respect thereto and the Corporation's Annual Report to Stockholders for Fiscal Year 1996 and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

           (Continued and to be dated and signed on the reverse side)

                                 [BACK OF CARD]

A  |X|   Please mark
         your votes as
         in this example

                             WITHHELD          Nominees:  Erline Belton
                 FOR           from                       Alan D. Schwartz
             the Nominees  the Nominees


1. Election     |_|            |_|
   of
   Class II
   Directors

   (TO WITHHOLD AUTHORITY TO VOTE FOR ANY
    INDIVIDUAL  NOMINEE,  WRITE THAT NOMINEE'S
    NAME ON THE LINE PROVIDED BELOW:)

   -----------------------------------------------

                                                    FOR    AGAINST     ABSTAIN
2. Approval of the DAKA International, Inc.         |_|       |_|        |_|
   Employee Stock Purchase Plan as described in the accompanying proxy materials

3. In their discretion,  the proxies
   are authorized to vote upon such other business as may properly come before the meeting.

             CHECK HERE IF YOU    |_|           CHECK    |_|
             PLANT TO ATTEND                    HERE FOR
             THE MEETING                        ADDRESS
                                                CHANGE
                                                New Address:
                                                --------------------------------
                                                --------------------------------

   Sign , Date and Return the Proxy Card Promptly using the Enclosed Envelope

SIGNATURE:                       DATE
          ---------------------       ------------------
SIGNATURE                        DATE
          ---------------------       ------------------

NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, adminstrator, trustee or guardian please give full title as such. If a corporation, please sign in full corporation name by President or other authorized officer. If a partnership, please sign in partnership name only.